                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement        [_]  Confidential, For Use of the
                                             Commission Only (as permitted
[X]  Definitive Proxy Statement              by Rule 14a-6(e)(2))
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-12

                             URBAN OUTFITTERS, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
          (5)  Total fee paid:

          ---------------------------------------------------------------------
          [_]  Fee paid previously with preliminary materials:

          ---------------------------------------------------------------------
          [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          ---------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
          (3)  Filing Party:

          ---------------------------------------------------------------------
          (4)  Date Filed:

          ---------------------------------------------------------------------

[LOGO] URBAN OUTFITTERS, INC.

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, June 25, 2002, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

   The matters to be considered and voted upon are described in the 2002 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

   I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters with you.

                                          Sincerely,

                                          /s/ Richard A. Hayne

                                          Richard A. Hayne
                                          Chairman of the Board

June 4, 2002

[LOGO] URBAN OUTFITTERS, INC.

                               -----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 25, 2002

                               -----------------

TO OUR SHAREHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on June 25, 2002 at 10:30 a.m., for the following purposes:

    1. To elect five Directors to serve for a term of one year.

    2. To transact such other business as may properly come before the meeting.

   Only shareholders of record at the close of business on May 24, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Glen A. Bodzy

                                          Glen A. Bodzy
                                          Secretary

June 4, 2002

                            URBAN OUTFITTERS, INC.
                              1809 Walnut Street
                       Philadelphia, Pennsylvania 19103

                               -----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

   The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, June 25, 2002 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about June 4, 2002.

   Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on May 24, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 19,152,786 Common Shares outstanding.

   The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees to the Board of Directors listed in this Proxy Statement and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

   Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the five nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

                          1.   ELECTION OF DIRECTORS

   The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six directors. However, Messrs. Cleeland and Sapiro have informed the Company that they are not seeking re-election to the Company's Board of Directors. The Company has nominated

Robert H. Strouse to fill one of the vacancies on the Board and is currently seeking an eligible individual to fill the remaining vacancy. Proxies cannot be voted for a greater number of persons than the number of nominees set forth below. Each director shall be elected for a term of one year and shall serve until his successor is elected and qualified.

   At the Meeting, five directors will be elected. The Board of Directors has nominated the five persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the Proxy intend to vote "FOR" the election of such person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

   The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III and Robert H. Strouse.

Biographical Information

   The following information is submitted concerning each nominee for election as a director:

       Name                   Age Position
       ----                   --- --------
       Richard A. Hayne (1).. 55  Chairman of the Board of Directors and
                                  President
       Scott A. Belair (2)... 54  Director
       Harry S. Cherken, Jr.. 52  Director
       Joel S. Lawson III (3) 54  Director
       Robert H. Strouse..... 53  Director

--------
(1) Member of the Nominating Committee
(2) Chairman of the Compensation Committee; member of the Audit Committee
(3) Chairman of the Audit Committee; member of the Compensation Committee

   Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

   Mr. Belair co-founded the Company in 1970 and has been a director since its incorporation in 1976. He has served as Principal of The ZAC Group, a financial consulting services firm, during the last eleven years. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation.

   Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and served as a Managing Partner of that firm from February 1996 to January 2000.

   Mr. Lawson, a director since 1985, has, since November 2001, been Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., a Philadelphia-based investment banking and corporate finance firm. Howard, Lawson and Co. became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation on March 1, 2001.

   Mr. Strouse has, since 1998, been Chief Operating Officer of the AMC Group, a company which oversees a diversified group of insurance, industrial, service and real estate businesses. Previously, he was a partner at the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania.

Board Committees and Attendance at Meetings

   The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee oversees the Company's financial reporting process and system of internal controls on behalf of the Board of Directors. The functions performed by the Audit Committee and its membership are set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Board's Compensation Committee is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board's Nominating Committee makes recommendations to the Board with regard to the size and composition of the Board, as well as qualified nominees for election as directors. The Nominating Committee gives appropriate consideration to qualified persons recommended by shareholders for nomination as directors, prior to the shareholder-proposed date referred to in the "Shareholder Proposals" section in this annual proxy statement, provided such recommendations are accompanied by sufficient information to permit the Nominating Committee to evaluate the qualifications and experience of the nominees.

   The Company's Board of Directors held five meetings in the fiscal year ended January 31, 2002 ("Fiscal 2002"). The Compensation Committee and the Audit Committee held four meetings and three meetings, respectively, during Fiscal 2002. The Board's Nominating Committee held one meeting during Fiscal 2002. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 2002.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   During Fiscal 2002, the Audit Committee was composed of three independent directors of the Company (as independence is defined in the National Association of Securities Dealers' listing standards) and oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent accountants, Arthur Andersen LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the accountants' independence.

   The Committee discussed with the Company's independent accountants the overall scope and plans for the audit. The Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2002 for filing with the Securities and Exchange Commission.

   In light of recent, well-publicized events involving Arthur Andersen LLP, the Audit Committee and the Board of Directors has decided to reconsider that firm's engagement as the Company's independent public accountants. The Board of Directors and the Audit Committee will review and monitor Arthur Andersen LLP's ability to provide high quality, professional services to the Company and may, subject to this review, either continue the engagement of Arthur Andersen LLP or, if at any time during the year it is determined that such a change would be in the best interest of the Company and its shareholders, direct the appointment of a different independent accounting firm.

Joel S. Lawson III, Chairman of the Audit Committee
Scott A. Belair
Kenneth K. Cleeland

Compensation of Directors

   The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1997 Stock Option Plan (the "1997 Plan") provides for the grant of nonqualified stock options to each director who is also not an employee, and the Company's 2000 Stock Incentive Plan (the "2000 Plan") provides for a continuation of these grants.

   A person who becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or reelected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period under the 1997 Plan or within the preceding 12 month period under the 2000 Plan. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year following termination, except where the option, by its terms, expires on an earlier date. During Fiscal 2002, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plans is the fair market value of the Common Shares at the date of grant.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Mr. Belair and Mr. Lawson.

Certain Business Relationships

   Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2002 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services.

                               2.  OTHER MATTERS

   The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                            EXECUTIVE COMPENSATION

Summary Executive Compensation

   The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 2002 and the Company's fiscal years ended January 31, 2001 ("Fiscal 2001") and January 31, 2000 ("Fiscal 2000") by the Company's President and the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

   Annual Compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

                          Summary Compensation Table

                                                          Long-Term
                                     Annual Compensation Compensation
                                     ------------------- ------------
                                                          Securities
                                                          Underlying     All Other
Name and Principal Position     Year  Salary    Bonus    Options (#)  Compensation(1)
---------------------------     ---- --------  --------  ------------ ---------------
Richard A. Hayne............... 2002 $235,000  $ 55,000         --        $13,695(2)
 Chairman and President         2001  235,000     5,000         --         16,403
                                2000  235,000    30,000         --         20,954

Glen T. Senk................... 2002  370,214   275,000         --          7,058(3)
 President, Anthropologie, Inc. 2001  350,000     5,000         --          7,303
                                2000  259,968   205,000         --            958

Stephen A. Feldman............. 2002  260,000    54,000         --          2,681(4)
 Chief Financial Officer        2001  260,000     4,000         --          3,093
                                2000  260,000    44,000         --          3,358

David C. Frankel............... 2002  225,000    50,750    200,000(6)          --
 President, Free People(5)      2001       --        --         --             --
                                2000       --        --         --             --

Glen A. Bodzy.................. 2002  220,192    54,000     20,000(7)       2,918(8)
 General Counsel and Corporate  2001  200,000     4,000     10,000          4,813
   Secretary                    2000  187,019    21,500      5,000         75,778

--------
(1) Includes matching cash contributions in Fiscal 2002 of $1,658 by the Company under the Urban Outfitters 401(k) Savings Plan for each of Messrs. Hayne, Senk, Feldman and Bodzy.

(2) Includes life insurance premiums paid by the Company for Mr. Hayne in the amount of $12,037 in Fiscal 2002.
(3) Includes an auto allowance paid by the Company for Mr. Senk in the amount of $5,400 in Fiscal 2002.
(4) Includes life insurance premiums paid by the Company for Mr. Feldman in the amount of $1,023 in Fiscal 2002.
(5) Mr. Frankel joined the Company in May 2001.
(6) These options became exercisable as to 40,000 shares on May 14, 2002, and as to additional 40,000 shares on each May 14 thereafter.
(7) These options become exercisable as to 4,000 shares on August 8, 2002, and as to additional 4,000 shares on each August 8 thereafter.
(8) Includes parking expenses paid by the Company for Mr. Bodzy in the amount of $1,260 for Fiscal 2002.

Stock Option Information

   Options Grant Table: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 2002.

                       Option Grants in Last Fiscal Year

                                                            Potential Realizable Value at
                                                            Assumed Annual Rates of
                                                            Stock Price Appreciation
                     Individual Grants                         for Option Term
----------------------------------------------------------- -----------------------------
                             % of Total
                 Number of    Options
                 Securities  Granted to
                 Underlying  Employees  Exercise
                  Options    in Fiscal  or Base  Expiration
Name              Granted       2002     Price      Date        5%            10%
----             ----------  ---------- -------- ----------   ----------     ----------
Glen A. Bodzy...   20,000(1)     3.7%   $11.4750 08/07/2011 $  144,340     $  365,760
David C. Frankel  200,000(2)    37.0%    12.1750 05/13/2009  1,162,600      2,784,600

--------
(1) Pursuant to a five year, 20% per year vesting schedule commencing August 8, 2002.
(2) Pursuant to a five year, 20% per year vesting schedule commencing May 14, 2002.

   Aggregate Option Exercises and Fiscal Year-End Option Value Table: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 2002, information concerning the number of stock options held by the Named Officers on January 31, 2002, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 31, 2002 of $26.14 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

                          Aggregated Option Exercises
                              in Fiscal 2002 and
                      Fiscal 2002 Year-End Option Values

                                        Number of Unexercised      Value of In-the-Money
                   Shares             Options At Fiscal Year-End Options At Fiscal Year-end
                 Acquired On  Value   -------------------------  -------------------------
Name              Exercise   Realized Exercisable  Unexercisable Exercisable  Unexercisable
----             ----------- -------- -----------  ------------- -----------  -------------
Richard A. Hayne     --        $--           --            --    $       --    $       --
Glen T. Senk....     --         --      270,000       180,000     3,694,050     2,162,700
Stephen A.
  Feldman.......     --         --       20,000        80,000       197,800       791,200
David C. Frankel     --         --           --       200,000            --     2,793,000
Glen A. Bodzy...     --         --       19,000        41,000       168,380       522,320

                     REPORT OF THE COMPENSATION COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS

   Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

   The Compensation Committee is composed of two nonmanagement directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and the other key employees of the Company. The Compensation Committee also administers the Company's stock option plans.

   The Compensation Committee's philosophy is that executive compensation should be designed to:

    .  reflect the Company's entrepreneurial orientation;

    . assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

    . align the interests of management with those of shareholders through a significant equity-based component; and

    . reward an executive's individual contribution toward achievement of the Company's long- and short-term business goals.

   The Company's overall executive compensation program consists of three principal elements: base salaries, discretionary bonuses and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year.

   The base salaries for the Company's executive officers in Fiscal 2002 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports. The Company's President does not participate in the determination of compensation policies by the Compensation Committee.

   The Compensation Committee, however, consults with the Company's President in determining base salary levels for each executive officer and takes into consideration the President's assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

   The Compensation Committee also establishes the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officers' individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

   During Fiscal 2002, the factors considered by the Compensation Committee in determining the President's salary and bonus were the extent to which the Company met sales and net income objectives, stock performance and the recruitment and development of management talent for the Company. The Compensation Committee also takes into account the fact that the President beneficially owns Common Shares of the Company.

   The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer's performance after taking into consideration prior years' grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

   During Fiscal 2002, the only stock options or other equity based compensation granted to Named Officers of the Company were options to purchase 20,000 and 200,000 Common Shares granted to Mr. Bodzy and Mr. Frankel, respectively.

   This report is submitted by the Compensation Committee.

   Scott A. Belair, Chairman of the Compensation Committee
   Joel S. Lawson III

                            STOCK PERFORMANCE CHART

   The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's 500 Apparel Retail Index for the period beginning February 1, 1997 and ending January 31, 2002, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.





                                    [CHART]


                            Jan-97  Jan-98  Jan-99  Jan-00  Jan-01  Jan-02
                            ------- ------- ------- ------- ------- -------
     Urban Outfitters, Inc. $100.00 $140.21 $134.54 $111.34 $ 73.20 $215.59
     S&P 500 Index......... $100.00 $126.91 $168.14 $185.54 $183.87 $154.18
     SP500 Apparel Retail.. $100.00 $181.59 $375.80 $358.37 $334.53 $236.19

BENEFICIAL OWNERSHIP

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of April 30, 2002 by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer and
(c) all directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103 and (b) each person has sole voting and investment power with respect to all such shares.

                                                        Amount of       Percent
                                                   Beneficial Ownership of Class
                                                   -------------------- --------
Richard A. Hayne (1)..............................      6,755,940         35.3%
Scott A. Belair (2)...............................        692,000          3.6%
Glen T. Senk (3)..................................        240,641          1.3%
Kenneth K. Cleeland (4)...........................        155,996            *
Harry S. Cherken, Jr. (5).........................         78,000            *
Joel S. Lawson III (6)............................         73,800            *
Burton M. Sapiro (7)..............................         40,000            *
David C. Frankel (8)..............................         40,000            *
Stephen A. Feldman (9)............................         32,098            *
Glen A. Bodzy (10)................................         25,598            *
Robert H. Strouse.................................             --           --
All directors and officers as a group (13 persons)      8,140,773         42.5%

--------
*  Less than 1%.
(1) Includes 480,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 480,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 8,300 shares owned by the Hayne Foundation and 2,990 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund). Excludes 144,498 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.
(2) Excludes 283,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 72,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
(3) Includes 240,000 shares subject to presently exercisable options and 641 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(4) Includes 30,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.
(5) Includes 60,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.
(6) Includes 50,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.
(7) Includes 30,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.

(8) Includes 40,000 shares subject to options that become exercisable within 60 days.
(9) Includes 20,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 98 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).
(10) Includes 24,000 shares subject to presently exercisable options, 1,000 shares subject to options that become exercisable within 60 days and 98 shares allocated under the Company's 401(k) Savings Plan (formerly the Profit-Sharing Fund).

                             SHAREHOLDER PROPOSALS

   Shareholder proposals for next year's 2003 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to February 11, 2003, to be considered for inclusion in the Company's Proxy Statement. If the February 11, 2003 deadline is missed, a shareholder proposal still may be submitted for consideration at the 2003 Annual Meeting of Shareholders, although it will not be included in the Proxy statement, if it is received no later than April 21, 2003. If notification of a shareholder proposal is not received by April 21, 2003, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

                            INDEPENDENT ACCOUNTANTS

   In the past, Arthur Andersen LLP has acted as independent public accountants for the Company. In light of recent, well-publicized events involving Arthur Andersen LLP, the Audit Committee and the Board of Directors have decided to reconsider that firm's engagement as the Company's independent public accountants. The Board of Directors and the Audit Committee will review and monitor Arthur Andersen LLP's ability to provide high quality, professional services to the Company and may, subject to this review, either continue the engagement of Arthur Andersen LLP or, if at any time during the year it is determined that such a change would be in the best interest of the Company and its shareholders, direct the appointment of a different independent accounting firm. The Board has not proposed that any formal action be taken at the Meeting with respect to the ratification of the selection of Arthur Andersen LLP because no action is required.

   The Company has invited a representative of Arthur Andersen LLP to be present at the Meeting to make a statement, if the representative desires to do so, and to respond to appropriate questions, although we do not expect a representative of Arthur Andersen LLP to attend the Meeting.

Audit Fees

   The aggregate fees of Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $117,000.

Financial Information Systems Design and Implementation Fees

   For Fiscal 2002, there were no fees incurred by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

   All additional Arthur Andersen LLP fees for Fiscal 2002 were for nonaudit professional services which totaled $381,700. They consisted principally of tax consulting and compliance services and costs associated with the Company's secondary stock offering.

                            ADDITIONAL INFORMATION

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 2001 through January 31, 2002, all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis.

   Proxy Solicitation Costs. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

   Annual Review. This Proxy Statement is accompanied by the Company's Annual Review to Shareholders for Fiscal 2002 and a copy of the Company's Annual Report on Form 10-K for Fiscal 2002, as filed with the Securities and Exchange Commission (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company, Attention: Investor Relations.

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne

                                          Richard A. Hayne
                                          Chairman of the Board

June 4, 2002

                             URBAN OUTFITTERS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Stephen A. Feldman, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for June 25, 2002 and at any adjournment thereof.

     1. ELECTION OF DIRECTORS

                FOR the nominees listed         WITHHOLD AUTHORITY
                below (except as noted to       to vote for the nominees
                the contrary below)             listed below

     Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr.,
               Joel S. Lawson III, Robert H. Strouse.

     (Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) on the line below.)

     -------------------------------------------------------------------------

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

                           (Continued on reverse side)




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

                                    You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

                                    Date: _______________________________, 2002


                                    ------------------------------------------
                                            Signature of Shareholder

                                    ------------------------------------------
                                            Signature of Shareholder

                                    Please sign exactly as your name appears hereon, date and return promptly. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing.